FOR IMMEDIATE RELEASE

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Joele Frank / Steve Frankel
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Express Scripts Sends Letter to Caremark Stockholders

St. Louis, January 4, 2007 – Express Scripts, Inc. (Nasdaq: ESRX) today sent the following letter to Caremark Rx, Inc. (NYSE: CMX) stockholders:

January 4, 2007

PROTECT YOUR CAREMARK INVESTMENT
VOTE AGAINST THE PROPOSED CVS MERGER

Dear Caremark Stockholder:

On November 1, 2006, Caremark Rx, Inc. and CVS Corporation announced a transaction whereby CVS would acquire all of the outstanding shares of Caremark with little to no premium for Caremark stockholders. The transaction has been negatively received by both Caremark and CVS investors.

Our company, Express Scripts, Inc., has made a superior proposal to acquire all of the outstanding shares of Caremark for $29.25 in cash and 0.426 shares of Express Scripts stock for each share of Caremark stock. Based on the Express Scripts 2006 year-end closing stock price, our offer of $59.75 per share, or $26.1 billion in the aggregate, represents a 16% premium to the value of the CVS offer. Furthermore, the Express Scripts offer represents a 25% premium over the average closing stock price of Caremark between November 1st, the day its proposed acquisition by CVS was announced, and December 15th, the last day of trading before Express Scripts’ proposed transaction with Caremark was announced.

Express Scripts believes that the proposed acquisition of Caremark by CVS will have a lasting negative impact on your investment in Caremark. In the face of our superior offer, we expect Caremark’s Board of Directors to negotiate a transaction with Express Scripts. Before voting your shares, carefully consider whether a combination of CVS and Caremark is really in your best near- and long-term financial interests as a Caremark stockholder.

ISN’T THE CAREMARK-CVS “MERGER OF EQUALS” REALLY JUST
A TAKEOVER WITH LITTLE TO NO PREMIUM?

As a Caremark stockholder, you are being asked to surrender your ownership of Caremark, but in return you are getting:

  Little to no premium for your shares in a transaction packaged as a “Merger of Equals” in order to deflect scrutiny. In fact, Caremark is being sold and Caremark stockholders are not being appropriately compensated.
  High integration and execution risk, because CVS possesses limited experience in acquiring and integrating a large pharmacy benefit manager.
  A highly uncertain prospect of realizing cost savings and other benefits that any stockholder would demand when being asked to accept only stock in a sale to CVS.
  Uncertainty of value in the CVS offer that contains no cash.

Contrast this with the Express Scripts offer, which delivers:

  A significant premium and a significantly higher absolute value for each Caremark share than the CVS transaction.
  Greater certainty of value through a significant cash payment for your Caremark shares.
  Substantial upside potential through an increase in the value of the combined company’s stock price resulting from EPS growth driven by estimated annualized cost synergies of $500 million.
  A proven track record of creating additional value for stockholders by integrating and optimizing the performance of our acquired businesses, including PBMs.
  A combination that we expect will be neutral to GAAP earnings per share in the first full year following closing, and significantly accretive thereafter. Excluding transaction- related amortization, beginning the first full year following closing, the Express Scripts transaction is significantly accretive to earnings per share.

THE EXPRESS SCRIPTS TRANSACTION IS EXPECTED TO GENERATE
SIGNIFICANT AND DELIVERABLE SYNERGIES

We are confident that a combination of Express Scripts and Caremark will generate significant and deliverable cost synergies of approximately $500 million – 25% more than the announced synergies claimed by CVS and Caremark. Express Scripts has completed five successful acquisitions since 1998, and has a proven track record of integrating and optimizing the performance of acquired businesses, thereby creating additional value for stockholders. We believe that the approximately $500 million in cost savings we have identified are highly achievable, and we are confident that we can successfully integrate Express Scripts and Caremark in a way that would quickly maximize the benefits for our respective stockholders.

  Approximately 70–80% of the anticipated cost savings are expected to come from increased purchasing power resulting from lower retail and home delivery drug costs, lower specialty pharmacy drug costs and increased manufacturer discounts.
  The remaining 20–30% are expected to come from operating efficiencies including lower SG&A and lower direct processing costs.

Express Scripts expects the combined company will generate substantial free cash flow, which will enable it to consistently and rapidly reduce acquisition-related debt and return to historical leverage levels.

SIGNIFICANT UPSIDE POTENTIAL
THE GROWTH STORIES OF EXPRESS SCRIPTS AND CVS
CAN BE CONTRASTED IN TWO LINES

As you weigh the uncertainty and future potential of the proposed CVS-Caremark transaction, we urge you to consider this fact: The total return for stockholders of Express Scripts has considerably outperformed the total return for stockholders of CVS over the past 10 years.

* Data through December 15, 2006, the last day of trading before the Express Scripts offer was announced.

As the above chart illustrates, if you had invested $100 in Express Scripts in 1997, you would have had $1,531 as of December 15, 2006. Contrast this with an investment in CVS. If you had invested the same amount of money in CVS, you would only have had $315.

If you consider what your return on an investment in Express Scripts versus CVS would have been over the last five and ten years, Express Scripts has outperformed CVS by 80% and 1,166%, respectively.

THERE IS A STRONG AND COMPELLING STRATEGIC RATIONALE FOR AN
EXPRESS SCRIPTS-CAREMARK COMBINATION

We believe that an Express Scripts-Caremark combination is compelling – both strategically and financially – for both Caremark and Express Scripts stockholders. It would:

  Create the world’s preeminent PBM, uniquely positioned to generate substantial stockholder value.
  Continue to offer the high-quality service that plan sponsors and patients have come to expect over the years.
  Extend our position as the recognized leader in generic utilization and other drug cost management programs.

Advantages in these areas allow us to deliver greater savings to plan sponsors and patients. An Express Scripts-Caremark combination will benefit from the unique growth opportunities in the industry, as well as from broader and more comprehensive specialty management capabilities.

On January 3, 2007, we filed the premerger notification and report form pursuant to the Hart-Scott-Rodino Antitrust Improvements Act in connection with the acquisition of shares of Caremark and anticipate obtaining regulatory clearance in a timely manner.

SEND A MESSAGE TO THE CAREMARK BOARD AND MANAGEMENT

CVS is offering Caremark stockholders little to no premium for their shares and is trying to convince Caremark stockholders to accept shares from a company with a long history of underperformance when compared to Express Scripts.

We urge you – the owners of Caremark – to reject the CVS proposal as inadequate and allow your Board to engage in a discussion with Express Scripts about our clearly superior proposal.

We strongly recommend that you reject the CVS proposal.

Sincerely,

/s/ George Paz
George Paz
President, Chief Executive Officer
and Chairman of the Board

If you have any questions or need assistance in voting your shares, please contact:

     105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885

Email: expressscripts@mackenziepartners.com

Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to Express Scripts, and Citigroup Corporate and Investment Banking and Credit Suisse are acting as financial advisors. MacKenzie Partners, Inc. is acting as proxy advisor to Express Scripts.

About Express Scripts

Express Scripts, Inc. is one of the largest PBM companies in North America, providing PBM services to over 50 million members. Express Scripts serves thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, and union-sponsored benefit plans.

Express Scripts provides integrated PBM services, including network-pharmacy claims processing, home delivery services, benefit-design consultation, drug-utilization review, formulary management, disease management, and medical- and drug-data analysis services. The Company also distributes a full range of injectable and infusion biopharmaceutical products directly to patients or their physicians, and provides extensive cost-management and patient-care services.

Express Scripts is headquartered in St. Louis, Missouri. More information can be found at www.express-scripts.com, which includes expanded investor information and resources.

Safe Harbor Statement

This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements include but are not limited to:

  uncertainties associated with our acquisitions, which include integration risks and costs, uncertainties associated with client retention and repricing of client contracts, and uncertainties associated with the operations of acquired businesses costs and uncertainties of adverse results in litigation, including a number of pending class action cases that challenge certain of our business practices investigations of certain PBM practices and pharmaceutical pricing, marketing and distribution practices currently being conducted by the U.S. Attorney offices in Philadelphia and Boston, and by other regulatory agencies including the Department of Labor, and various state attorneys general changes in average wholesale prices (“AWP”), which could reduce prices and margins, including the impact of a proposed settlement in a class action case involving First DataBank, an AWP reporting service uncertainties regarding the implementation of the Medicare Part D prescription drug benefit, including the financial impact to us to the extent that we participate in the program on a risk-bearing basis, uncertainties of client or member losses to other providers under Medicare Part D, and increased regulatory risk uncertainties associated with U.S. Centers for Medicare & Medicaid’s (“CMS”) implementation of the Medicare Part B Competitive Acquisition Program (“CAP”), including the potential loss of clients/revenues to providers choosing to participate in the CAP our ability to maintain growth rates, or to control operating or capital costs continued pressure on margins resulting from client demands for lower prices, enhanced service offerings and/or higher service levels, and the possible termination of, or unfavorable modification to, contracts with key clients or providers competition in the PBM and specialty pharmacy industries, and our ability to consummate contract negotiations with prospective clients, as well as competition from new competitors offering services that may in whole or in part replace services that we now provide to our customers results in regulatory matters, the adoption of new legislation or regulations (including increased costs associated with compliance with new laws and regulations), more aggressive enforcement of existing legislation or regulations, or a change in the interpretation of existing legislation or regulations increased compliance relating to our contracts with the DoD TRICARE Management Activity and various state governments and agencies the possible loss, or adverse modification of the terms, of relationships with pharmaceutical manufacturers, or changes in pricing, discount or other practices of pharmaceutical manufacturers or interruption of the supply of any pharmaceutical products the possible loss, or adverse modification of the terms, of contracts with pharmacies in our retail pharmacy network the use and protection of the intellectual property we use in our business our leverage and debt service obligations, including the effect of certain covenants in our borrowing agreements our ability to continue to develop new products, services and delivery channels general developments in the health care industry, including the impact of increases in health care costs, changes in drug utilization and cost patterns and introductions of new drugs increase in credit risk relative to our clients due to adverse economic trends our ability to attract and retain qualified personnel
  other risks described from time to time in our filings with the SEC

Risks and uncertainties relating to the proposed transaction that may impact forward-looking statements include but are not limited to:

  Express Scripts and Caremark may not enter into any definitive agreement with respect to the proposed transaction required regulatory approvals may not be obtained in a timely manner, if at all the proposed transaction may not be consummated
  the anticipated benefits of the proposed transaction may not be realized the integration of Caremark’s operations with Express Scripts may be materially delayed or may be more costly or difficult than expected the proposed transaction would materially increase leverage and debt service obligations, including the effect of certain covenants in any new borrowing agreements.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Important Information

Express Scripts intends to file a proxy statement in connection with Caremark's special meeting of stockholders at which the Caremark stockholders will consider the CVS Merger Agreement and matters in connection therewith. Express Scripts stockholders are strongly advised to read that proxy statement and the accompanying GOLD proxy card when they become available, as they will contain important information. Stockholders will be able to obtain that proxy statement, any amendments or supplements to that proxy statement and other documents filed by Express Scripts with the Securities and Exchange Commission (“SEC”) free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.

In addition, this material is not a substitute for the prospectus/proxy statement Express Scripts and Caremark would file with the SEC if an agreement between Express Scripts and Caremark is reached or any other documents which Express Scripts may send to shareholders in connection with the proposed transaction. Investors are urged to read any such documents, when available, because they will contain important information. Such documents would be available free of charge at the SEC’s website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc., at 800-322-2885 or by email at expressscripts@mackenziepartners.com.

Express Scripts and its directors, executive officers and other employees may be deemed to be participants in any solicitation of Express Scripts or Caremark shareholders in connection with the proposed transaction. Information about Express Scripts' directors and executive officers is available in Express Scripts' proxy statement, dated April 18, 2006, for its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in any proxy statement filed in connection with the proposed transaction.

This material relates to a business combination transaction with Caremark proposed by Express Scripts which may become the subject of a registration statement filed with the SEC. Investors and security holders are advised to read this document and all other applicable documents if and when they become available because they will include important information. Investors and security holders may obtain a free copy of any documents filed by Express Scripts with the SEC at the SEC's website (www.sec.gov) or by directing a request to MacKenzie Partners, Inc. at the telephone number and email address set forth above.

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